                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           The L.S. Starrett Company
               ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       Board of Directors of Registrant
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4) Proposed maximum aggregate value of transaction:

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

Notes:

                           THE L.S. STARRETT COMPANY

                          ATHOL, MASSACHUSETTS 01331

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              SEPTEMBER 21, 1994

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the office of the Company in Athol, Massachusetts, on Wednesday, September 21, 1994 at 2:00 p.m. for the following purposes:

  1. To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

  2. To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed July 22, 1994 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

  You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

                                          Peter MacDougall, Clerk

Athol, Massachusetts
August 17, 1994

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                      OF

                           THE L.S. STARRETT COMPANY

                          ATHOL, MASSACHUSETTS 01331

  The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about August 17, 1994 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held at the office of the Company in Athol, Massachusetts on Wednesday, September 21, 1994 at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders.

  It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A PROXY, WHEN EXECUTED AND NOT SO REVOKED, WILL BE VOTED AT THE MEETING, INCLUDING ANY ADJOURNMENTS THEREOF; AND IF IT CONTAINS ANY SPECIFICATIONS, IT WILL BE VOTED IN ACCORDANCE THEREWITH.

  Stockholders of record as at the close of business on July 22, 1994 will be entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 4,848,688 shares of Class A Stock and 2,253,544 shares of Class B Stock. Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company's directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. Pursuant to Massachusetts law, the Company's Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

                           I. ELECTION OF DIRECTORS

  The Board of Directors has fixed the number of directors at seven and designated Andrew B. Sides, Jr., Douglas R. Starrett and Roger U. Wellington, Jr. to serve as Class I Directors; Douglas A. Starrett and William S. Hurley to serve as Class II Directors; and George B. Webber and J. Richard Bullock to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

  It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class II Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

  The names and ages of the nominees for directors proposed by the management, their principal occupation, the significant business directorships they hold, the years in which they first became directors of the Company and the amount of securities of the Company beneficially owned by them as of July 22, 1994 are as follows:

                                                                              SHARES
                                                                           BENEFICIALLY
                                                                             OWNED(1)
                                                                            (PERCENT OF
                                                                              CLASS)
                          PRINCIPAL OCCUPATION AND SIGNIFICANT DIRECTOR ------------------
      NAME(AGE)                      DIRECTORSHIPS              SINCE   CLASS A    CLASS B
      ---------           ------------------------------------ -------- -------    -------
CLASS II--DIRECTOR TO BE ELECTED BY CLASS A STOCKHOLDERS:
William S. Hurley(50)...  Vice President Controller, Bolt        1993      200(6)     --
                          Beranek and Newman Inc., Cambridge,               (*)
                          Massachusetts, diversified high
                          technology.

CLASS II--DIRECTOR TO BE ELECTED BY CLASS A AND CLASS B STOCKHOLDERS VOTING TOGETHER:
Douglas A. Starrett(42).  Executive Vice President of the        1984    6,378(2)   7,311(2)
                          Company                                           (*)        (*)

  The following table sets forth the names and ages of the Class I and III
Directors, their principal occupation, the significant business directorships they hold, the years in which they first became directors of the Company and the amount of securities of the Company beneficially owned by them as of July
22, 1994:
                                                                              SHARES
                                                                           BENEFICIALLY
                                                                             OWNED(1)
                                                                            (PERCENT OF
                                                                              CLASS)
                          PRINCIPAL OCCUPATION AND SIGNIFICANT DIRECTOR ------------------
       NAME(AGE)                     DIRECTORSHIPS              SINCE   CLASS A    CLASS B
       ---------          ------------------------------------ -------- -------    -------
CLASS I--DIRECTORS SERVING UNTIL 1996 ANNUAL MEETING OF STOCKHOLDERS:
Andrew B. Sides,
 Jr.(69)................  Consultant; formerly CEO of Rhode      1986      250        250
                          Island Tool Company, Providence,                  (*)        (*)
                          Rhode Island, producer of forgings;
                          Director, Colonial Gas Company.
Douglas R. Starrett(74).  President of the Company.              1952   95,327(3)  80,571(3)
                                                                         (2.0%)     (3.6%)
Roger U. Wellington,
 Jr.(53)................  Treasurer and Chief Financial          1987    6,692(4)   2,981(4)
                          Officer of the Company.                           (*)        (*)

CLASS III--DIRECTORS SERVING UNTIL 1995 ANNUAL MEETING OF STOCKHOLDERS:
J. Richard Bullock(71)..  Formerly CEO of Wyman-Gordon           1985      200        200
                          Company, Worcester, Massachusetts,                (*)        (*)
                          producer of impression die forgings;
                          Director, Liberty Mutual Insurance
                          Company, Liberty Mutual Fire
                          Insurance Company.
George B. Webber(73)....  Vice President Webber Gage Division    1962   84,961(5)  79,429(5)
                          of the Company.                                (1.8%)     (3.5%)

- - --------
(1) Includes shares beneficially owned as defined in applicable rules of the Securities and Exchange Commission, whether or not interest in such shares is disclaimed by the nominee. All shares are held with sole voting and investment power except as indicated below for certain nominees.
(2) Includes 150 Class A and 550 Class B shares held with shared voting and investment power and 3,279 Class A and 1,770 Class B shares held with sole voting power only. Douglas A. Starrett is the son of Douglas R. Starrett.
(3) Includes 52,992 Class A and 49,000 Class B shares held with shared voting and investment power, 2,400 Class A and 671 Class B shares held with shared voting power only and 5,688 Class A and 4,363 Class B shares held with sole voting power only.
(4) Includes 2,851 Class A and 944 Class B shares held with shared voting and investment power and 3,841 Class A and 2,037 Class B shares held with sole voting power only.
(5) Includes 3,833 Class A and 2,615 Class B shares held with sole voting power only.
(6) Shares are held with shared voting and investment power.

* Less than 1%

  At July 22, 1994, the directors' and officers' beneficial ownership of the Company's Common Stock consisted of 202,360 Class A and 177,683 Class B shares (4.2% and 7.9%, respectively, of the outstanding shares), all of which were held with sole voting and investment power except that 59,737 Class A and 54,917 Class B shares were held with shared voting and investment power, 2,400 Class A and 671 Class B shares were held with shared voting power only and 21,449 Class A and 13,303 Class B shares were held with sole voting power only.

  Richard Newton, Douglas A. Starrett and Roger U. Wellington, Jr., as Trustees under the Company's 401(k) Stock Savings Plan and Employee Stock Ownership Plan, c/o the Company, 121 Crescent Street, Athol, Massachusetts 01331, at July 22, 1994 owned beneficially 856,380 Class A and 424,243 Class B shares (17.7% and 18.8%, respectively, of the outstanding shares) of Common Stock of the Company, all of which were held with sole dispositive power subject to the terms of the respective Plans and 2,204 Class A and 1,247 Class B shares of which were held with sole voting power. Except for an aggregate of 19,041 Class A and 11,456 Class B shares allocated to the accounts of Douglas
A. Starrett, Roger U. Wellington, Jr., George B. Webber and Douglas R. Starrett in the Plans, such shares are not reflected in the holdings in the above table.

  All of the nominees and directors listed above have had the principal occupations listed for at least five years except for Douglas A. Starrett who was Vice President Operations until 1991 for the Company and except for William S. Hurley who was Vice President and Treasurer of Wyman-Gordon Company until 1992.

  During the fiscal year ended June 25, 1994, there were five meetings of the Company's Board of Directors, three meetings of the Audit Committee and one meeting of the Salary (Compensation) Committee. The members of the Audit Committee during fiscal 1994 were Messrs. Bullock, Hurley and Sides. In general, the Audit Committee recommends to the Board of Directors the independent auditors to be selected and confers with the Company's independent auditors to review the audit scope, the Company's internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also "Relationship with Independent Accountants" below. The members of the Salary Committee during fiscal 1994 were Messrs. Bullock, Hurley, Sides and Douglas R. Starrett. The function of the Salary Committee is to review the salaries of key management personnel. The Company does not have a standing nominating committee.

  Directors who are not employees of the Company receive an annual retainer fee of $4,000 payable in quarterly installments and a fee of $700, plus expenses, for each Board of Directors and committee meeting that they attend. Only one meeting attendance fee is paid for attending two meetings on the same day. All directors attended at least 75% of the aggregate number of all meetings of the Board of Directors and of all committees on which they served, except for Mr. D.R. Starrett who attended 71% of such meetings. Non-employee directors may elect to defer part or all of their director's fees in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

A. COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Company is chaired by J. Richard Bullock. The members of the committee are all the outside directors and the president of the Company, Douglas R. Starrett. The committee reviews and sets compensation for all the executive officers listed in the proxy statement. The President is not present when his compensation is considered.

  Setting compensation is not done by formula. It is, by necessity, a subjective judgment based on many factors. These factors were detailed in last year's report and are outlined below.

  We do not look at just one year but a number of years, and we consider the economic climate not only in the United States but in the world where we operate. We look at how stockholders and employees have fared, in particular, stockholders' equity, which shows the value of the Company to the stockholders.

  We also look at the dividend policy to make sure that it is consistent or improving, all the while seeing that there are funds left in the Company to provide for growth.

  We consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subjected to pressures that are not under the control of executive officers.

  We also look at competitive compensation of companies of similar size and in similar fields as shown by a national survey, and we draw on our knowledge of the market cost of any executive who might have to be replaced.

  Long-term incentives usually mean owning Company stock, and for all officers and for all personnel we do this by way of an ESOP, a 401(k) plan, and stock option plans approved by stockholders.

  The Company does not have special perks and bonus plans for executives that are not available to everyone in the Company, and we maintain a common sense relationship between executive pays and average pays.

  Performance in the past few years has been impacted by the poor economic climate in the United States and in the international markets. Since we are the last major precision tool manufacturer left in the United States, we are also subjected to increasing competition from low-wage companies in the Far East and many companies from the emerging Eastern Block countries in Europe. In spite of this, equity has increased and the Company is stable. As we said last year, a look at competitive compensation and our executive pays shows that our executive group is underpaid for its performance.

  While personnel in the Company are generally working increased hours, there have been no across-the-board pay increases for two years. Until that happens, we have made the decision this year, as we have done the last few years, to hold the pay of the President and all officers.

                            Compensation Committee

                         J. Richard Bullock, Chairman
                               William S. Hurley
                             Andrew B. Sides, Jr.
                              Douglas R. Starrett

         Compensation Committee Interlocks and Insider Participation:

  There were no Compensation Committee interlocks during the last fiscal year. Douglas R. Starrett, President of the Company, served as a member of the Company's Compensation Committee during fiscal 1994.

B. REMUNERATION

  The following information is given on an accrual basis for the last three fiscal years with respect to the five executive officers of the Company:

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                             ANNUAL COMPENSATION  COMPENSATION
                             -------------------- ------------
                                        PROFIT                    ALL OTHER
    NAME AND POSITION   YEAR  SALARY  SHARING (1)   OPTIONS    COMPENSATION (2)
    -----------------   ---- -------- ----------- ------------ ----------------
D.R. Starrett.......... 1992 $250,000     --           300          $4,460
 President              1993  250,000     --           350           4,571
                        1994  250,000     --           300           4,429

G.B. Webber............ 1992  130,000     --           500           2,452
 Vice President         1993  130,000     --          1500           2,479
 Webber Gage Division   1994  130,000     --           --            2,876

C.H. Morrow............ 1992  132,000     --           --            2,491
 Vice President Sales   1993  132,000     --           --            2,518
                        1994  132,000     --           300           2,841

D.A. Starrett.......... 1992  115,000     --           150           2,164
 Executive Vice Presi-  1993  115,000     --           200           2,193
  dent                  1994  115,000     --            50           2,224

R.U. Wellington Jr..... 1992  137,000     --           --            2,583
 Treasurer and CFO      1993  137,000     --           588           2,609
                        1994  137,000     --           126           2,651

- - --------
(1) Under the Company's Profit-Sharing Plan, most domestic employees of the Company with at least one year's service share in proportion to their base compensation in a fund equal to 20% of the excess of pre-tax domestic operating profits over 10% of domestic sales, subject to certain limitations. Payments are made annually in cash. No amounts were payable under such plan for fiscal 1992, 1993 or 1994.
(2) Consists of the market value of one-third matching shares allocated under the Company's 401(k) plan and 10% of the market value of shares allocated under the Company's ESOP plan. The other 90% of the shares allocated under the ESOP serve to reduce the benefits otherwise due under the Company's Employees' Retirement Plan. See additional information under Retirement Plan and under Employee Stock Savings and Ownership Plans.

C. RETIREMENT PLAN

  The Company's Employees' Retirement Plan covers all domestic employees who have at least one year of service and have attained age 21.

  Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee's vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the "ESOP"). See below, "Employee Stock Savings and Ownership Plans." At no time will the combined benefit of any participant under the Retirement Plan and the ESOP be less than such participant's benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on approximately 1.25% of the employee's average base salary for the five consecutive highest paid of his last ten years of employment, times the number of years of service up to but not exceeding 30 years. Pursuant to provisions of the Internal Revenue Code of 1986, as amended, not more than $150,000 of a participant's annual compensation may be taken into account in computing a participant's benefit under the plan. However, this limitation shall not operate to reduce the benefits of any employee accrued prior to the 1994 plan year. Amounts paid under the Company's Profit-Sharing Plan are not included in base salary. At June 25, 1994 the credited years of service under the Plan of certain executive officers of the Company and their base salary (credited salary if less) for the fiscal year then ended were as follows: Douglas R. Starrett--30 years $150,000, George B. Webber--30 years $130,000, Charles H. Morrow--30 years $132,000, Douglas A. Starrett--16 years $115,000 and Roger U. Wellington, Jr.--8 years $137,000.

  The following table sets forth estimates of the pre-offset formula benefit amount determined under the Retirement Plan for employees in various salary and years-of-service categories, calculated as a benefit payable upon retirement at age 65. In the case of any employee with a vested account balance under the ESOP, the formula benefit amount under the Retirement Plan, estimates of which are shown below, would be subject to offset by 90% of the annuity value of the ESOP vested account balance, but no deduction would be made for Social Security benefits or other offset amounts.

                                      YEARS OF CREDITED SERVICE
         AVERAGE ANNUAL           ----------------------------------
            EARNINGS                 15           25           30
         --------------           --------     --------     --------
            $125,000                23,325       38,875       46,650
             150,000                28,013       46,688       56,025
             175,000                32,700       54,500       65,400
             200,000                37,388       62,313       74,775
             225,000                42,075       70,125       84,150

D. EMPLOYEE STOCK SAVINGS AND OWNERSHIP PLANS

  The Company has for its domestic employees an Employee Stock Ownership Plan
(ESOP), established in 1984, and a 401(k) Stock Savings Plan (401(k) Plan), which was established in 1986. Both are designed to supplement retirement benefits provided under the Company's Retirement Plan and to enable employees to share in the growth of the Company.

  The ESOP is authorized to borrow in order to purchase stock of the Company. In November 1984 the ESOP purchased 800,000 shares of stock from the Company using funds obtained from borrowings guaranteed by the Company. Those borrowings are payable over ten years. Contributions made by the Company as well as dividends paid on the ESOP's stock holdings are used to repay ESOP indebtedness. As the indebtedness is repaid, the stock is allocated to accounts of participants in the ESOP. Additional cash contributions are made by the Company to make up for the dividends that are used to pay debt service.

  All employees of the Company are participants in the ESOP after completing one year of service and attaining age 21. Allocations to a participant's account under the ESOP are made in proportion to the ratio that the participant's compensation bears to the aggregate compensation of all participants. Prior to such allocations, shares purchased with funds borrowed by the ESOP are held in a suspense account. The combined allocations of Class A and B shares during the last three fiscal years ended June 25, 1994 to all executive officers and to all employees of the Company as a group were:
Douglas R. Starrett--2,228 shares; George B. Webber--1,452 shares; Charles H. Morrow--1,473 shares; Douglas A. Starrett--1,284 shares; Roger U. Wellington, Jr.--1,529 shares; and all employees as a group--306,476 shares.

  Employees who retire, die, or otherwise terminate employment under the ESOP will be entitled to receive their vested account balance, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee's vested ESOP account balance, expressed in annuity form, will be used to offset the employee's benefit under the Retirement Plan. See above, "Retirement Plan."

  The 401(k) Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(k) of the Internal Revenue Code. To be a participant an employee must have completed six months of service and be at least 18 years old. Plan participants may authorize deferral of a portion of their salary through payroll deductions. Participants may elect to have up to 15% of their compensation (as determined under the Plan) contributed to a trust fund established for the Plan as a salary deferral contribution.

  The Company may contribute to the Plan quarterly on behalf of each participant a matching contribution in Common Stock of the Company equal to a portion of the participant's salary deferral contribution. At present, the matching contribution is equal to one-third of the participant's salary deferral contribution. Salary deferral contributions vest immediately. Matching contributions vest immediately for participants with five or more years of service or at death, disability or retirement if earlier.

  Participants in the 401(k) Plan are not subject to Federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the Plan. Amounts contributed to the Plan are invested in the Company's Common Stock. Withdrawals from the Plan may only be made upon termination of employment or in connection with certain provisions of the Plan that permit hardship withdrawals. The Plan also permits loans to participants.

  For the last three fiscal years ended June 25, 1994, Company matching contributions for all executive officers of the Company as a group were 1,045 shares and for all employees of the Company as a group were 44,914 shares.

E. STOCK OPTION AND PURCHASE PLANS

  The Company currently has in effect for the benefit of eligible employees the 1992 Employees' Stock Purchase Plan (the "1992 Plan") to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. At June 25, 1994, there were 1,556 employees eligible to participate in the 1992 Plan.

  The option price to purchase shares of the Company's Common Stock under the 1992 Plan is the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant). The Company also sells treasury shares to employees under an Employees' Stock Purchase Plan adopted in 1952 (the "1952 Plan"). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

  The following table sets forth information regarding options for shares of the Company's Class A Common Stock under the terms of the Company's stock option and purchase plans for the executive officers of the Company:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     AS %                                  GRANT
                         NUMBER OF OF TOTAL   MARKET                        DATE
                          OPTIONS  EMPLOYEE  PRICE AT  EXERCISE EXPIRATION VALUE
       NAME               GRANTED   GRANTS  GRANT DATE PRICE(1)    DATE     (2)
       ----              --------- -------- ---------- -------- ---------- ------
D.R. Starrett...........    200      1.2      $24.63    $20.94   11/16/95  $1,200
                            100       .7       22.38     19.02    5/23/96     550
C.H. Morrow.............    100       .6       24.63     20.94   11/16/95     600
                            200      1.3       22.38     19.02    5/23/96   1,100
D.A. Starrett...........     50       .3       22.38     19.02    5/23/96     300
R.U. Wellington, Jr. ...    126       .8       22.38     19.02    5/23/96     700

- - --------
(1) Exercise price represents 85% of market price on dates of grant. Exercise price will be 85% of market price on date of exercise, if lower.
(2) Based on the Black-Scholes option pricing model (assuming volatility of 14% and an interest rate of 5%).

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

                                                                     VALUE OF
                                                       NUMBER OF   UNEXERCISED
                                                      UNEXERCISED  IN-THE-MONEY
                                                       OPTIONS AT   OPTIONS AT
                                    NUMBER            FISCAL YEAR  FISCAL YEAR
                                   OF SHARES  VALUE    END (NONE    END (NONE
      NAME                         ACQUIRED  REALIZED EXERCISABLE) EXERCISABLE)
      ----                         --------- -------- ------------ ------------
D.R. Starrett.....................    200     $  982       650        $2,100
G.B. Webber.......................    500      2,455     1,500         3,850
C.H. Morrow.......................    --         --        300         1,400
D.A. Starrett.....................    100        491       250           800
R.U. Wellington, Jr...............    --         --        714         2,200

F. STOCK PERFORMANCE GRAPH

  The following graph sets forth information comparing the cumulative total return to holders of the Company's Common Stock over the last five fiscal years with (1) the cumulative total return of the Standard & Poor's 500 Index ("S&P 500") and a (2) an index reflecting the cumulative total returns of the following companies ("Peer Group"): Danaher, Loctite, Regal Beloit, Kennametal, WD-40, Stanley, Rule Industries, Acme Cleveland, Black & Decker, IMO Industries and Brown & Sharpe.

  The Company has changed the comparison index this year. The index used in fiscal 1993 reflected the mix of the Company's participation in its four primary Standard Industrial Classification (SIC) codes and is being shown on the following graph as "Prior Index" for comparison. The index was changed to try to find a group that would better compare with the Company. We are a relatively small company and the only major precision tool manufacturer left in the United States, so it is difficult to find comparable public companies. Many of our direct competitors are private, so information on their cumulative total return is not available. In constructing this year's peer group we have attempted to identify manufacturing companies that generally serve the same type of customer base as the Company's but are not so large that they would dominate the results, since the Securities and Exchange Commission rules require these companies to be weighted by total market capitalization in computing the index.

                              [INSERT GRAPH HERE]

THE L.S. STARRETT CO.
1994 PROXY GRAPH POINTS (PLTPNT)

                  6/89      6/90      6/91      6/92      6/93      6/93
STARRETT         100.0     109.7     106.2     116.7     118.8     108.3

PEER GROUP       100.0     106.3     143.7     135.2     141.1     149.2

S&P 500          100.0     116.4     125.0     141.7     160.9     163.2

PRIOR INDEX      100.0     112.5     105.9     115.8     121.8     160.0


                  II. RELATIONSHIP WITH INDEPENDENT AUDITORS

  During the year ended June 25, 1994, Deloitte & Touche was engaged to perform the annual audit. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

  The Company presently expects to engage Deloitte & Touche as auditors for the 1995 fiscal year, but the selection will not be made until the September 1994 meeting of the Company's Board of Directors.

                                 III. GENERAL

A. SOLICITATION AND VOTING

  In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

  As of the date of this statement your management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

  As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

  A summary of the Annual Meeting of the Stockholders of the Company will be sent to each stockholder.

  The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company's officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors.

  The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e. shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

B. SUBMISSION OF STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in the Company's proxy statement for its 1995 Annual Meeting must be received by the Company no later than April 15, 1995.

  IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE STAMPED ENVELOPE ADDRESSED TO THE COMPANY AT ATHOL, MASSACHUSETTS. Stockholders who send in proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

August 17, 1994

                          THE L.S. STARRETT COMPANY                   PROXY CARD

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF THE L.S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 1994

      The undersigned hereby constitutes and appoints Douglas A. Starrett, Douglas R. Starrett, and George B. Webber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote and act in the manner designated below at the Annual Meeting of Stockholders of The L.S. Starrett Company (the "Company") to be held on the 21st day of September, 1994 at 2:00 p.m. at the office of the Company in Athol, Massachussetts, and any adjournments thereof, upon and in respect of all of the shares of the Class A and B Common Stock of the Company as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his vote be cast as specified in this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said meeting.

           Management recommends a vote FOR the following proposal:

         1. ELECTION OF DIRECTORS:  As set forth in the Proxy Statement.

Class A Stockholders:  William S. Hurley

[_] FOR         [_] WITHHELD

Class A and B Stockholders:  Douglas A. Starrett

[_] FOR         [_] WITHHELD

The Shares represented hereby will be voted as directed herein but, if no directions are indicated hereon, they will be voted FOR Item 1.

This instrument delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this instrument.

PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                           Dated _______________________, 1994
                                                      (Please Date)


                                           ___________________________________

                                           ___________________________________
                                                         Sign Here

                                           Note: Please sign exactly as name(s)
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If signer is a corporation,
                                           please sign corporate name in full by
                                           authorized officer.